                                                                  EXHIBIT 99.1


         Consolidated Financial Statements

         SUPREMEX INCOME FUND

         For the 276-day period ended December 31, 2006

         All amount expressed in Canadian dollars

                               AUDITORS' REPORT

To the board of trustees of
SUPREMEX INCOME FUND

We have audited the accompanying consolidated balance sheet of SUPREMEX INCOME FUND (the "Fund") as at December 31, 2006 and the related consolidated statements of earnings and deficit and cash flows for the 276-day period then ended. These financial statements are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Fund is not required to have nor were we engaged to perform an audit of the Fund's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Fund as at December 31, 2006 and the consolidated results of its operations and its cash flows for the 276-day period then ended in accordance with Canadian generally accepted accounting principles.


                                                     /s/ Ernst & Young LLP

Montreal, Canada
February 2, 2007                                     Chartered Accountants

SUPREMEX INCOME FUND

                                     CONSOLIDATED BALANCE SHEET

As at December 31, 2006

                                                                                                 $
---------------------------------------------------------------------------------------------------------

ASSETS (NOTE 11)
CURRENT
Cash                                                                                         14,251,559
Accounts receivable (note 4)                                                                 28,062,695
Income taxes receivable                                                                         860,622
Inventories (note 5)                                                                         15,193,161
Prepaid expenses                                                                              1,565,583
---------------------------------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                                                         59,933,620
---------------------------------------------------------------------------------------------------------

Property, plant and equipment, net (note 6)                                                  41,863,507
Accrued pension benefit asset (note 7)                                                        5,723,700
Deferred financing costs, net (note 8)                                                          420,114
Intangible assets, net (note 9)                                                              51,988,032
Goodwill (note 2)                                                                           245,063,721
---------------------------------------------------------------------------------------------------------
                                                                                            404,992,694
=========================================================================================================

LIABILITIES AND UNITHOLDERS' EQUITY
CURRENT
Accounts payable and accrued liabilities (note 10)                                           24,574,117
Distribution payable (note 14)                                                                2,999,658
Payable to Cenveo (note 2)                                                                    5,509,045
---------------------------------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                                                                    33,082,820
---------------------------------------------------------------------------------------------------------

Term credit facility (note 11)                                                               75,000,000
Future income tax liabilities (note 12)                                                      18,768,539
Other post-retirement benefits obligation (note 7)                                              736,200
---------------------------------------------------------------------------------------------------------

UNITHOLDERS' EQUITY
Funds units (note 13)                                                                       302,237,605
Deferred compensation (note 13)                                                             (17,266,761)
Deficit                                                                                      (7,565,709)
---------------------------------------------------------------------------------------------------------
                                                                                            277,405,135
---------------------------------------------------------------------------------------------------------
                                                                                            404,992,694
=========================================================================================================

Commitments, contingencies and guarantees (note 15)

See accompanying notes

On behalf of the Trustees:

             By: (Signed) L.G. Serge Gadbois         By: (Signed) Gilles Cyr
             -------------------------------         -----------------------
             Trustee                                 Trustee

SUPREMEX INCOME FUND

                                       CONSOLIDATED STATEMENT OF EARNINGS
                                                  AND DEFICIT

For the 276-day period ended December 31, 2006

                                                                                                        $
----------------------------------------------------------------------------------------------------------------

REVENUE                                                                                            147,223,009
Cost of good sold, selling, general and administrative expenses                                    114,714,676
----------------------------------------------------------------------------------------------------------------
Earnings before the following                                                                       32,508,333
----------------------------------------------------------------------------------------------------------------

Amortization of property, plant and equipment                                                        2,678,500
Amortization of intangible assets                                                                    4,231,968
Amortization of deferred compensation                                                                6,351,877
Gain on disposal of property, plant and equipment                                                      (35,442)
Net financing charges (note 11)                                                                      3,055,470
----------------------------------------------------------------------------------------------------------------
                                                                                                    16,282,373
----------------------------------------------------------------------------------------------------------------
Earnings before income taxes                                                                        16,225,960
Provision for income taxes (recovery) (note 12)                                                     (3,205,253)
----------------------------------------------------------------------------------------------------------------
NET EARNINGS FOR THE PERIOD                                                                         19,431,213
Deficit, beginning of period                                                                                --
Distribution declared (note 14)                                                                    (26,996,922)
----------------------------------------------------------------------------------------------------------------
DEFICIT, END OF PERIOD                                                                              (7,565,709)
================================================================================================================

BASIC AND DILUTED NET EARNINGS PER UNIT                                                                 0.6206
================================================================================================================

WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING (note 13)                                              31,311,667
================================================================================================================

See accompanying notes

SUPREMEX INCOME FUND

                                   CONSOLIDATED STATEMENT OF CASH FLOWS

For the 276-day period ended December 31, 2006

                                                                                                 $
---------------------------------------------------------------------------------------------------------

OPERATING ACTIVITIES

Net earnings for the period                                                                  19,431,213
Items not affecting cash and cash equivalents
     Amortization of property, plant and equipment                                            2,678,500
     Amortization of intangible assets                                                        4,231,968
     Amortization of deferred compensation                                                    6,351,877
     Amortization of deferred financing costs                                                    97,386
     Gain on disposal of property, plant and equipment                                          (35,442)
     Future income tax recovery                                                              (3,373,901)
     Change in other post-retirement benefits obligation                                        (27,400)
     Change in accrued pension benefit assets                                                  (569,200)
Net change in non-cash working capital balances                                              13,416,629
---------------------------------------------------------------------------------------------------------
CASH FLOWS RELATED TO OPERATING ACTIVITIES                                                   42,201,630
---------------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES

Business acquisitions, net of cash acquired (note 2)                                       (207,752,714)
Additions to property, plant and equipment                                                   (4,468,450)
Proceeds from disposal of property, plant and equipment                                         389,182
---------------------------------------------------------------------------------------------------------
CASH FLOWS RELATED TO INVESTING ACTIVITIES                                                 (211,831,982)
---------------------------------------------------------------------------------------------------------

FINANCING ACTIVITIES

Issuance of trust units on initial public offering (note 2)                                 175,000,000
Issuance of trust units at the exercise of the over-allotment
  option (note 2)                                                                            25,000,000
Issuance of trust units to management (note 2)                                                   23,642
Expenses related to initial issuance of trust units (note 2)                                (16,309,640)
Financing costs incurred                                                                       (517,500)
Term credit facility proceed                                                                 75,000,000
Repayment of the due to an entity under common control                                      (26,692,327)
Repayment of the note payable to Cenveo (note 2)                                            (23,625,000)
Distribution paid on Fund units                                                             (23,997,264)
---------------------------------------------------------------------------------------------------------
CASH FLOWS RELATED TO FINANCING ACTIVITIES                                                  183,881,911
---------------------------------------------------------------------------------------------------------

NET INCREASE IN CASH AND CASH EQUIVALENTS AND PERIOD END BALANCE                             14,251,559
=========================================================================================================

SUPPLEMENTAL INFORMATION
Interest paid                                                                                 4,180,572
Income taxes paid                                                                                12,039
=========================================================================================================

See accompanying notes

SUPREMEX INCOME FUND

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006


1.   NATURE OF BUSINESS AND BASIS OF PRESENTATION

     Supremex Income Fund (the "Fund") is an unincorporated open-ended trust established under the laws of the Province of Quebec pursuant to a declaration of Trust dated February 10, 2006, as may be amended, supplemented or restated from time to time. The Fund was created to indirectly acquire and hold all the shares of Supremex Inc. and the net assets of Cenveo Depew Division ("Supremex"). The Fund remained inactive until it indirectly acquired Supremex on March 31, 2006 (note 2). The statements of earnings and cash flows consist of the operations of the Fund for the 276-day period ended December 31, 2006.

     Supremex is a manufacturer and marketer of a broad range of stock and custom envelopes and related products.

     The business of Supremex follows seasonal patterns with the highest revenue occurring from August to February due to the seasonal advertising and mailing patterns of its customers whereby higher number of mailings related to events including the return to school, fund raisers and the holiday and tax seasons occurs during that period. As a result, revenue and financial performance for the 276-day period ended December 31, 2006 are not necessarily indicative of the revenue and financial performance that may be expected for a full year.

2.   INITIAL PUBLIC OFFERING AND BUSINESS ACQUISITIONS

     On March 31, 2006, the Fund completed its initial public offering ("IPO") with the sale of 17,500,000 trust units (the "units") for $10.00 per unit, for total net proceeds of $165,029,947 after deducting $9,970,053 which represents the underwriters' total fees of $9,625,000 and other issuance expenses of $5,309,640 less related future income taxes of $4,964,587.

     On March 31, 2006, in conjunction with the IPO, the Fund indirectly acquired Supremex from Cenveo Corporation and/or its related companies ("Cenveo") for $331,532,962. Consideration paid to Cenveo for the acquisition was comprised of cash of $212,924,527, units of the Fund with a value of $89,474,390, a payable for acquired businesses of $5,509,045 for a working capital adjustment and a note payable of $23,625,000.

SUPREMEX INCOME FUND

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006


2.   INITIAL PUBLIC OFFERING AND BUSINESS ACQUISITIONS - (CONTINUED)

     The acquisition was accounted for by the purchase method with the results of Supremex's operations included in the Fund's earnings from the date of acquisition. These consolidated financial statements reflect the allocation of the consideration to the assets acquired and liabilities assumed based on their fair values as follows:

                                                                                CENVEO
                                                            SUPREMEX            DEPEW             TOTAL
                                                                               DIVISION             $
     -------------------------------------------------------------------------------------------------------
     Cash and cash equivalents                              5,171,813                            5,171,813
     Accounts receivable                                   27,077,695           378,589         27,456,284
     Inventories                                           20,539,428           467,509         21,006,937
     Income taxes receivable                                6,465,881                            6,465,881
     Prepaid expenses                                       1,138,130            28,925          1,167,055
     Property, plant and equipment                         40,253,650           173,647         40,427,297
     Accrued pension benefit asset                          5,154,500                            5,154,500
     Intangible assets                                     56,220,000                           56,220,000
     Goodwill                                             245,063,721                          245,063,721
     Accounts payable and accrued liabilities             (21,371,322)         (200,262)       (21,571,584)
     Due to an entity under common control                (26,692,327)                         (26,692,327)
     Future income tax liabilities                        (27,573,015)                         (27,573,015)
     Post-retirement benefits obligation                     (763,600)                            (763,600)
     -------------------------------------------------------------------------------------------------------
     NET ASSETS ACQUIRED                                  330,684,554           848,408        331,532,962
     =======================================================================================================
     CONSIDERATION
     Cash                                                                                      212,924,527
     Units                                                                                      89,474,390
     Payable to Cenveo                                                                           5,509,045
     Note payable to Cenveo                                                                     23,625,000
     -------------------------------------------------------------------------------------------------------

     As part of the acquisition 2,364,228 units valued at $23,642,280 were issued to management employees of Supremex for a cash consideration of $23,642 to amend the then existing Management profit sharing plan. These units are held in escrow and 50% will be released on March 31, 2008, 25% on March 31, 2009 and 25% on March 31, 2010, subject to earlier release under certain circumstances or sold to Supremex for a nominal consideration of $0.01 per unit in the event of the voluntary departure of the employee or termination by Supremex for cause prior the expiry of the four year escrow period. The initial value of such units, net of the cash consideration received, is recorded as deferred compensation and is recorded as compensation expense over the vesting period.

SUPREMEX INCOME FUND

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006


2.   INITIAL PUBLIC OFFERING AND BUSINESS ACQUISITIONS - (CONTINUED)

     On April 28, 2006 the underwriters exercised in full their over-allotment option, resulting in the issuance by the Fund of 2,500,000 additional units at a price of $10 per unit for gross proceeds of $25,000,000 and net proceeds of $24,090,988 after deducting $909,012 which represents the underwriters' fees of $1,375,000 less related future income taxes of $465,988. The net cash proceeds were used by the Fund to repay the note payable to Cenveo.

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The consolidated financial statements have been prepared by management in accordance with Canadian generally accepted accounting principles which require management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. By their nature, these estimates are subject to measurement uncertainty. The effect on the financial statements of changes in such estimates in future periods could be material and would be accounted for in the period the change occurs.

     The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the accounting policies summarized below:

     PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Fund and its subsidiaries. All significant intercompany accounts and transactions are eliminated upon consolidation. The consolidated financial statements are for the 276-day period from March 31, 2006, the date of commencement of operations, to December 31, 2006 inclusive and accordingly no comparative information is provided.

     NET EARNINGS PER UNIT

     Net earnings per unit are calculated by dividing net earnings by the weighted average number of units outstanding during the period. For the purpose of the weighted average number of units outstanding, units are determined to be outstanding from the date they are issued. The units issued relating to the over-allotment option on April 28, 2006 have been considered issued since March 31, 2006 since there was no contingencies that would result in these units not being issued.

SUPREMEX INCOME FUND

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006


3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

     CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include cash less amounts drawn under the operating revolving credit facility.

     INVENTORIES

     Raw materials are carried at the lower of cost, determined on a first-in, first-out basis, and replacement cost. Work in process and finished goods are carried at the lower of cost, including labour and overhead, determined on a first-in, first-out basis, and net realizable value.

     PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are recorded at cost. Amortization is computed under the straight-line method over the following estimated useful lives:

     Buildings and building improvements                        10 to 40 years
     Leasehold improvements                       Over the terms of the leases
     Machinery and equipment                                     7 to 15 years
     Office equipment                                             3 to 5 years
     Computer equipment                                                3 years

     LONG-LIVED ASSETS

     Long-lived assets, including property plant and equipment, are tested for impairment whenever events or changes in circumstances indicate that the carrying value of the assets may not be fully recoverable. Impairment is assessed when the undiscounted expected future cash flows derived from an asset are less than its carrying amount. Impairment losses are recognized for the amount by which the carrying value of an asset exceeds its fair value. The estimated useful lives of all long-lived assets are periodically reviewed and revised if necessary.

     DEFERRED FINANCING COSTS

     Financing costs related to credit facilities are capitalized and amortized on a straight line basis over the four-year term of the credit facilities.

SUPREMEX INCOME FUND

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006


3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

     INTANGIBLE ASSETS

     Intangible assets are assets acquired that lack physical substance and that meet the specified criteria for recognition apart from goodwill. Intangible assets acquired are comprised mainly of customer relationships and non-compete agreements which are amortized on a straight-line basis over ten years.

     The intangible assets are tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. When the carrying value of customer relationships and the non-compete agreements is less than its net recoverable value as determined on an undiscounted basis, an impairment loss is recognized to the extent that fair values, measured as the discounted cash flows over the life of the assets when quoted market prices are not readily available, are below the asset carrying value.

     GOODWILL

     Goodwill represents the excess of the acquisition cost over the fair value of net assets of business acquired. Goodwill is tested for impairment annually or more often if events or changes in circumstances indicate that it might be impaired. The impairment test consists of a comparison of the fair value of the reporting unit to which goodwill is assigned with its carrying amount. Any impairment loss in the carrying amount compared with the fair value is charged to earnings in the year in which the impairment occurs. The Fund uses the discounted cash flows method to determine the fair value of its reporting unit.

     REVENUE RECOGNITION

     The Fund recognizes revenue when persuasive evidence of an arrangement exists, product delivery has occurred, pricing is fixed or determinable, and collection is reasonably assured. In addition, when the customer requests a bill and hold, revenue is recognized when the customer is invoiced for goods that have been produced, packaged and made ready for shipment. These goods are segregated from inventory which is available for sale, the risk of ownership of the goods is assumed by the customer, and the terms and collection experience on the related billings are consistent with all other sales.

     The Fund has rebate agreements with certain customers. These rebates are recorded as reductions of revenue and are accrued using revenue data and rebate percentages specific to each customer agreement.

SUPREMEX INCOME FUND

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006


3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

     EMPLOYEE FUTURE BENEFITS

     The Fund maintains defined benefit pension plans, two of these plans are hybrid by also having a defined contribution component, covering substantially all of its employees. The acquired businesses have also provided in the past post retirement and post employment benefits plans to a limited number of employees covering health care, dental care and life insurance coverage.

     The Fund accrues its obligations for the defined benefits component of its pension plans and other post retirements and employment benefits and related costs, net of plan assets. The cost of pensions and other retirement benefits earned by employees is actuarially determined, at least every three years, using the projected benefit method prorated on service and management's best estimate of plan's investment performance, salary escalating, retirement age of employees and estimated health care costs. For the purpose of calculating the expected return on plan assets, those assets are valued at fair market value. The most recent actuarial valuations were performed on December 31, 2005.

     Past service costs are amortized on a straight-line basis over the remaining service period of active employees ("EARSL"), which is 15 years. The excess of net actuarial gain or loss over 10% of the greater of the benefit obligation and the fair value of plan assets is amortized over the EARSL.

     For the defined contribution component of a pension plan, the pension expense is equal to the contributions paid by the Fund.

     INCOME TAXES

     The Fund's corporate subsidiaries are subject to corporate income taxes and use the liability method of accounting for income taxes. Under the liability method, future income tax assets and liabilities are determined based on temporary differences between the financial reporting and tax bases of assets and liabilities and are measured using tax rates substantially enacted at the balance sheet date. The effect of changes in income tax rates on future income tax assets and liabilities is recognized in earnings in the period that the change becomes substantially enacted.

SUPREMEX INCOME FUND

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006


3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

     INCOME TAXES - (CONTINUED)

     Under the current terms of the Income Tax Act (Canada), the Fund is not subject to income taxes to the extent that its taxable income in a year is paid or payable to a unitholder. Accordingly, no provision for current income taxes for the Fund is made. In addition, the Fund is not subject to the recommendations of CICA Section 3465, as the Fund is contractually committed to distribute to its unitholders all or virtually all of its taxable income and taxable capital gains that would otherwise be taxable in the Fund. The Fund intends to continue to meet the requirements under the Income Tax Act (Canada) applicable to such trusts, and there is no indication that the Fund will fail to meet those requirements.

     On October 31, 2006, the Minister of Finance (Canada) announced proposed changes to the taxation of publicly traded income trusts. The proposed changes, if enacted, will result in the taxation, at the rate of 31.5%, of distributions made by the Fund beginning in the year 2011. Even though there is uncertainty as to the final precise legislation that could eventually be enacted, the possible impact of the proposed legislation has been taken into consideration in the year end review for impairment of goodwill and the Fund concluded that no goodwill impairment was required. However, the goodwill impairment test involves significant estimates and assumptions that, by nature, are subject to measurement uncertainty. The effect of changes in such estimates and assumptions in future periods could result in a goodwill impairment which could be significant.

     FOREIGN CURRENCY

     The Fund follows the temporal method to translate its foreign currency balances and transactions including its integrated foreign subsidiary. Under this method, monetary assets and liabilities are translated at the rates of exchange in effect at balance sheet date and the other items in the balance sheet and statement of earnings are translated at the exchange rates in effect at the date of transaction. Exchange gains and losses are included in net earnings for the year.

     FINANCIAL INSTRUMENTS

     The Fund uses interest rate swap to hedge the interest rate exposure. The Funds objective is to offset gains and losses resulting from interest rate exposure with losses and gains on the derivative contract used to hedge it. The Fund does not use derivative contracts for speculative purposes. To qualify as a hedge, the hedge relationship is designated and formally documented at inception detailing the particular risk management objective and strategy for the hedge, which includes the item and risk that is being hedged, as well as how effectives is being hedge. The derivative used must be highly effective in accomplishing the objective of offsetting changes in cash flows for the risk being hedged. If a hedge relationship is found to be ineffective, it not longer qualifies as a hedge and any excess gain or losses attributable to such ineffectiveness, as well as subsequent changes in fair value, are recognized in earnings.

SUPREMEX INCOME FUND

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006


3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

     FINANCIAL INSTRUMENTS - (CONTINUED)

     The Fund has designated its interest rate swap on its variable interest term credit facility as hedge against the fluctuation in interest expense due to change in the interest rate. Accordingly, the fair value of this financial instrument and any changes thereto has not been recorded in the consolidated financial statements. Gains and losses on financial instruments that qualify as hedge are recognized at the time the hedged expenses are incurred.

     The fair value of this financial instrument is disclosed in note 17. Such fair value estimates is not necessarily indicative of the amounts, the Fund might pay or receive in actual market transactions. Potential transaction costs have also not been considered in estimating fair value.

4.   ACCOUNTS RECEIVABLE

                                                               DECEMBER 31,
                                                                       2006
                                                                     $
     ------------------------------------------------------------------------
     Trade receivables                                           22,776,943
     Receivable from Cenveo                                       4,000,000
     Others                                                       1,285,752
     ------------------------------------------------------------------------
                                                                 28,062,695
     ========================================================================


5.   INVENTORIES

                                                               DECEMBER 31,
                                                                       2006
                                                                     $
     ------------------------------------------------------------------------
     Raw materials                                                4,047,692
     Work in process                                                202,059
     Finished goods                                              10,943,410
     ------------------------------------------------------------------------
                                                                 15,193,161
     ========================================================================

SUPREMEX INCOME FUND

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006


6.   PROPERTY, PLANT AND EQUIPMENT

                                                                          DECEMBER 31, 2006
                                                          -------------------------------------------------
                                                                             ACCUMULATED         NET BOOK
                                                             COST           AMORTIZATION          VALUE
                                                               $                  $                 $
     ------------------------------------------------------------------------------------------------------

     Land                                                  7,517,895                 --         7,517,895
     Buildings and building improvements                  10,978,670            262,265        10,716,405
     Leasehold improvements                                  526,713             65,307           461,406
     Machinery and equipment                              24,913,913          2,228,013        22,685,900
     Office equipment                                        214,225             42,422           171,803
     Computer equipment                                      380,199             70,101           310,098
     ------------------------------------------------------------------------------------------------------
                                                          44,531,615          2,668,108        41,863,507
     ======================================================================================================

7.   POST-RETIREMENT BENEFITS

     (a) Pension Plans

     The Company maintains three defined benefit pension plans covering certain salaried and hourly employees who have bargained for such benefits. Two of these pension plans are hybrid because they also have a defined contribution component.

     The defined benefit and defined contribution plans expenses are as follows:

                                                                                    $
     ---------------------------------------------------------------------------------------

     DEFINED BENEFIT PLANS
     Current service costs                                                       2,066,100
     Interest expense                                                            2,534,800
     Actual return on plan assets                                               (4,583,100)
     Actuarial loss on benefit obligation                                        2,550,200
     Difference between expected return and actual return on
        plan assets for the period                                               1,096,500
     Difference between actuarial (gain) loss recognized for the period and actual actuarial (gain) loss on benefit
        obligation for the period                                               (2,550,200)
     ---------------------------------------------------------------------------------------
     Defined benefit plans expense                                               1,114,300
     Defined contribution plan expense                                             479,000
     ---------------------------------------------------------------------------------------
     PENSION PLANS EXPENSE                                                       1,593,300
     =======================================================================================

SUPREMEX INCOME FUND

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006


7.   POST-RETIREMENT BENEFITS - (CONTINUED)

     The following table presents the changes in the accrued benefit obligation and the fair value of plan assets, as well as the funded status of the defined benefit plans, for the 276-day period ended December 31, 2006.

                                                                        $
     ---------------------------------------------------------------------------

     CHANGE IN PROJECTED BENEFIT OBLIGATION
        Benefit obligation, beginning of the period                 61,398,400
        Service cost                                                 2,528,800
        Interest cost                                                2,534,800
        Actuarial losses                                             2,550,200
        Benefits paid                                               (2,426,600)
     ---------------------------------------------------------------------------
     Benefit obligation, end of the period                          66,585,600
     ===========================================================================

                                                                        $
     ---------------------------------------------------------------------------

     CHANGE IN PLAN ASSETS
        Fair value of plan assets, beginning of the period          66,552,900
        Actual return on plan assets                                 4,583,100
        Employees contribution                                         462,700
        Employer contribution                                        1,683,500
        Benefits paid                                               (2,426,600)
     ---------------------------------------------------------------------------
     Fair value of plan assets, end of the period                   70,855,600
     ===========================================================================

     Funded status - Plan surplus                                    4,270,000
     Unrecognized actuarial loss                                     1,453,700
     ---------------------------------------------------------------------------
     Net amount recognized as accrued pension benefit asset          5,723,700
     ===========================================================================

     The assumptions used in computing the net pension cost were as follows:

                                                                        %
     ---------------------------------------------------------------------------

     Discount rate for projected benefit obligation                    5.25
     Discount rate for net pension cost                                5.50
     Expected return on plan assets                                    7.00
     Rate of compensation increase                                     3.50
     ---------------------------------------------------------------------------

SUPREMEX INCOME FUND

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006


7.   POST-RETIREMENT BENEFITS - (CONTINUED)

     The weighted average plan assets allocation as at December 31 is as follows:

                                                                        %
     ---------------------------------------------------------------------------

     Equity securities                                                 53.2
     Debt                                                              38.3
     Other                                                              8.5
     ---------------------------------------------------------------------------
     Total                                                            100.0
     ===========================================================================

     The pension plans have an investment policy that targets asset allocations to be as follows: 50% of plan assets to equity securities and 50% to debt securities with a tolerable variation of that allocation.

     (b) Post-retirement benefits other than pension

     The following tables provide a reconciliation of the change in the benefit obligation and a statement of the funded status of the plans.

                                                                         $
     ---------------------------------------------------------------------------
     CHANGE IN PROJECTED BENEFIT OBLIGATION
     Benefit obligation, beginning of period                          920,400
     Interest cost                                                     36,400
     Benefits paid                                                    (72,100)
     Amortization of experience losses                                 13,400
     ---------------------------------------------------------------------------
     Benefit obligation, end of period                                898,100
     ---------------------------------------------------------------------------
     FUNDED STATUS
     Funded status - Plan deficit                                     898,100
     Unrecognized net actuarial losses                                161,900
     ---------------------------------------------------------------------------
     NET LIABILITIES                                                  736,200
     ===========================================================================

     Post-employment and other retirement benefits plan are not funded.

     The components of post-retirement benefit cost included in the results of operations, were as follows:

                                                                         $

     ---------------------------------------------------------------------------

     Interest cost on liability                                        36,400
     Amortization of experience losses                                  8,300
     ---------------------------------------------------------------------------
     Net periodic post-retirement benefit cost                         44,700
     ===========================================================================

SUPREMEX INCOME FUND

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006


7.   POST-RETIREMENT BENEFITS - (CONTINUED)

     The assumptions used in the measurement of the Company's post-retirement benefit cost were as follows:

                                                                         %
     ---------------------------------------------------------------------------

     WEIGHTED-AVERAGE ASSUMPTIONS
     Discount rate for benefit obligation                               5.25
     Discount rate for net periodic benefit cost                        5.50
     ---------------------------------------------------------------------------

     As at December 31, 2006, the assumed health care trend rate for 2006 was 9% progressively declining to reach 4% in 2012.

     Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A one-percentage-point change in assumed health care cost trend rates would have the following effects:

                                                        ONE-PERCENTAGE-POINT
                                                    ----------------------------
                                                     INCREASE        DECREASE
                                                        $               $
     ---------------------------------------------------------------------------
     2006
     Effect on total of service and interest cost
       components in 2006                              1,500           (1,400)
     Effect on post-retirement benefit obligation
       as at December 31, 2006                        38,100          (36,900)
     ---------------------------------------------------------------------------


8.   DEFERRED FINANCING COSTS

                                                                        DECEMBER 31, 2006
                                                      -----------------------------------------------------
                                                                           ACCUMULATED          NET BOOK
                                                             COST          AMORTIZATION           VALUE
                                                               $                $                   $
     ------------------------------------------------------------------------------------------------------
     Deferred financing costs                               517,500           97,386             420,114
     ======================================================================================================


9.   INTANGIBLE ASSETS

                                                                        DECEMBER 31, 2006
                                                      -----------------------------------------------------
                                                                         ACCUMULATED          NET BOOK
                                                           COST          AMORTIZATION           VALUE
                                                             $                $                   $
     ------------------------------------------------------------------------------------------------------
     Customer relationships                              55,465,000        4,175,136          51,289,864
     Non-compete agreements                                 755,000           56,832             698,168
     ------------------------------------------------------------------------------------------------------
                                                         56,220,000        4,231,968          51,988,032
     ======================================================================================================

SUPREMEX INCOME FUND

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006


10.  ACCOUNTS PAYABLE AND ACCRUED LIABILITES

                                                                  DECEMBER 31,
                                                                          2006
                                                                         $
     ---------------------------------------------------------------------------
     Trade payables                                                  7,438,333
     Trade payables to Cenveo                                          673,269
     Accrued liabilities                                            16,462,515
     ---------------------------------------------------------------------------
                                                                    24,574,117
     ===========================================================================

     The Fund has $4 million of third party accrued liability relating to transactions with Cenveo which is included in accrued liabilities as at December 31, 2006 and which will be reimbursed by Cenveo if and when it is required to be paid. Accordingly, a receivable of $4 million from Cenveo has been recorded in the Fund's financial statements and is included in accounts receivable.

11.  SECURED CREDIT FACILITIES

     The Fund has senior secured credit facilities consisting of a revolving operating credit facility of up to $40 million and a term credit facility of $75 million. Both facilities bear interest at a floating rate based on the Canadian prime rate, U.S. base rate, LIBOR or bankers' acceptance rates plus an applicable margin to those rates.

     The revolving operating credit facility may be used for general corporate purposes, working capital requirements and permitted acquisitions. Both facilities mature on March 31, 2010 and there are no scheduled repayments of principal required prior to maturity.

     Amounts drawn under revolving and term credit facilities are as follows:

                                                                  DECEMBER 31,
                                                                          2006
                                                                         $
     ---------------------------------------------------------------------------
     Revolving credit facility                                              --
     Term credit facility                                           75,000,000
     ---------------------------------------------------------------------------
                                                                    75,000,000
     ===========================================================================

     As at December 31, 2006, the interest rates on the revolving and term credit facilities were 6.0% and 5.6% respectively. The Fund entered into an interest swap agreement for its term credit facility to pay a fixed rate of 5.426% until March 31, 2007, 5.663% form April 1, 2007 to March 31, 2008, 5.866% from April 1, 2008 to March 31, 2009 and 6.067% from
     April 1, 2009 to March 31, 2010 (see note 17).

SUPREMEX INCOME FUND

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006


11.  SECURED CREDIT FACILITIES - (CONTINUED)

     Under the terms of the credit facilities, the Fund is required, amongst other conditions, to meet certain covenants. The Fund was in compliance of these covenants as at December 31, 2006.

     The credit facilities are collateralized by hypothec and security interest covering all present and future assets of the Fund and its subsidiaries.

     Net financing charges

                                                               276-DAY PERIOD
                                                                   ENDED
                                                             DECEMBER 31, 2006
                                                                     $
     ---------------------------------------------------------------------------
     Interest on secured credit facilities                        3,155,919
     Other interest                                                (197,835)
     Amortization of deferred financing costs                        97,386
     ---------------------------------------------------------------------------
                                                                  3,055,470
     ===========================================================================

12.  INCOME TAXES

(a) Future income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

     The tax effects of temporary differences that give rise to significant portions of future tax assets and liabilities are as follows:

                                                                  DECEMBER 31,
                                                                          2006
                                                                        $
     ---------------------------------------------------------------------------
     FUTURE INCOME TAX LIABILITIES (ASSETS)
     Intangible assets                                              16,217,589
     Property, plant and equipment                                   4,684,295
     Accrued pension benefit asset                                   1,785,500
     Other                                                           1,514,707
     Post-retirement benefits obligation                              (229,656)
     Non-capital losses                                               (939,747)
     Initial public offering expenses                               (4,264,149)
     ---------------------------------------------------------------------------
                                                                    18,768,539
     ===========================================================================

     The goodwill related to Supremex acquisition is not deductible for tax purposes.

SUPREMEX INCOME FUND

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006


12.  INCOME TAXES - (CONTINUED)

     (b) The income taxes expense differs from the expenses that would be obtained by applying the combined Canadian income tax (federal and provincial) as a results of the following:

                                                              276-DAY PERIOD
                                                                   ENDED
                                                             DECEMBER 31, 2006
                                                                     $
     ---------------------------------------------------------------------------
     Earnings before income taxes                                16,225,960
     ---------------------------------------------------------------------------

     Income taxes at combined federal and provincial
       statuary rate of 33.43%                                    5,424,338

     Impact of interest expense of Supremex paid to the
       Fund, eliminated on consolidation                         (9,320,208)
     Effect of change in enacted tax rates                       (1,422,122)
     Impact of amortization of deferred compensation not
       deductible for tax purposes                                2,123,432
     Non deductible expenses and other                              (10,693)
     ---------------------------------------------------------------------------
     Provision of income taxes (recovery)                        (3,205,253)
     ===========================================================================

     Provision for income taxes (recovery) is as follow:
     ---------------------------------------------------------------------------
         Current                                                    168,648
         Future                                                  (3,373,901)
     ---------------------------------------------------------------------------
     Provision for income taxes (recovery)                       (3,205,253)
     ===========================================================================

     On May 2, 2006, Canadian Federal budget announced several general corporate income tax rate reductions, which will gradually be reduced from 22.12% to 19% in 2010 which was enacted on June 22, 2006. In addition, during the second quarter of 2006 other provincial tax rate reductions became enacted. As a result, at the end of the second quarter, the Fund has reassessed its future income tax assets and liabilities in light of the new enacted tax rates.

SUPREMEX INCOME FUND

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006


13.  UNITHOLDERS' EQUITY

     FUND UNITS

     The Fund Declaration of Trust provides that an unlimited number of units may be issued. Each unit is transferable and represents an equal undivided beneficial interest in any distributions from the Fund and in the net assets of the Fund. All units are of the same class with equal rights and privileges, except that Cenveo, pursuant to the Fund Declaration of Trust, may designate one trustee as long as they own not less than 10% of the total units issued. Each unit entitles the holder to participate equally in all allocations and distributions and to one vote at all meetings of unitholders for each whole unit held.

     The Fund units are redeemable at any time at the option of the holder at the lesser of 90% of the weighted average price of the Fund unit during the last ten trading days of the units on an open market and the closing market price on the redemption date. All redemptions are subject to a maximum of $50,000 in cash redemptions by the Fund at any particular month. Redemptions in excess of this amount will be paid by way of a distribution in specie of the assets of the Fund.

                                                                           NUMBER               AMOUNT
                                                                                                   $
     ------------------------------------------------------------------------------------------------------
     FUND UNITS
     Issued on IPO                                                       17,500,000           175,000,000
     Issued at the exercise of the over-allotment option                  2,500,000            25,000,000
     Issued to employees                                                  2,364,228            23,642,280
     Issued to Cenveo in consideration of businesses acquired             8,947,439            89,474,390
     ------------------------------------------------------------------------------------------------------
                                                                         31,311,667           313,116,670
     Issuance costs, net of future income taxes of $5,430,575                    --           (10,879,065)
     ------------------------------------------------------------------------------------------------------
     BALANCE AS AT DECEMBER 31, 2006                                     31,311,667           302,237,605
     ======================================================================================================

     EMPLOYEES UNITS

     As part of the acquisition 2,364,228 units valued at $23,642,280 were issued to management employees of Supremex for a cash consideration of $23,642 to amend the then existing Management profit sharing plan. These units are held in escrow and 50% will be released on March 31, 2008, 25% on March 31, 2009 and 25% on March 31, 2010, subject to earlier release under certain circumstances or sold to Supremex for a nominal consideration of $0.01 per unit in the event of the voluntary departure of the employee or termination by Supremex for cause prior the expiry of the four year escrow period. Employees are allowed to distribution declared on these units. The initial value of such units, net of the cash consideration received, is recorded as deferred compensation and is recorded as compensation expense over the vesting period.

SUPREMEX INCOME FUND

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006


13.  UNITHOLDERS' EQUITY - (CONTINUED)

     OVER-ALLOTMENT OPTION

     On April 28, 2006, the underwriters exercised in full their over-allotment option, resulting in the issuance by the Fund of 2,500,000 additional units on the same terms as the initial public offering.

     In addition, as consideration for the business acquisitions, the Fund issued a note payable which was repaid with the net proceeds of the over-allotment option.

     BASIC AND DILUTED NET EARNINGS

     The number of units used in the determination of the basic weighted average number of units outstanding includes the 2,500,000 units relating to the over-allotment option as if they would have been issued since March 31, 2006 since there were no contingencies that would result in these units not being issued.

14.  DISTRIBUTION

     The Fund makes monthly distributions of its available cash to unitholders of record on the last business day of each month, payable on or about the 15th day of the following month. Distributions to unitholders are recorded on an accrual basis. The December distribution in the amount of $2,999,658 was declared and accrued in December 2006 and paid to unitholders on January 15, 2007. Distributions for the period from April 1, 2006 to December 31, 2006 are as follows:

                                                                                Per unit    Distribution
     Period                Record date              Payment date                       $               $
     -------------------------------------------------------------------------------------------------------
     April 2006            April 28, 2006           May 15, 2006                  0.0958       2,999,658
     May 2006              May 31, 2006             June 15, 2006                 0.0958       2,999,658
     June 2006             June 30, 2006            July 17, 2006                 0.0958       2,999,658
     July 2006             July 31, 2006            August 15, 2006               0.0958       2,999,658
     August 2006           August 31, 2006          September 15, 2006            0.0958       2,999,658
     September 2006        September 30, 2006       October 16, 2006              0.0958       2,999,658
     October 2006          October 31, 2006         November 15, 2006             0.0958       2,999,658
     November 2006         November 30, 2006        December 15, 2006             0.0958       2,999,658
     December 2006         December 31, 2006        January 15, 2007              0.0958       2,999,658
     -------------------------------------------------------------------------------------------------------
                                                                                  0.8622      26,996,922
     -------------------------------------------------------------------------------------------------------

SUPREMEX INCOME FUND

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006


15.  COMMITMENTS, CONTINGENCIES AND GUARANTEES

     (a) OPERATING LEASE AND OTHER COMMITMENTS

         The Fund has entered into operating leases mainly for buildings. The minimum lease payments required under such leases by fiscal years and thereafter are as follows:

                                                                         $
         -----------------------------------------------------------------------
         2007                                                        2,144,489
         2008                                                        1,684,682
         2009                                                        1,323,051
         2010                                                        1,049,524
         2011                                                          551,711
         -----------------------------------------------------------------------
         Total                                                       6,753,457
         =======================================================================

         As at December 31, 2006, the Fund also had firm commitment to purchase machinery and equipment amounting to approximately $700,000 which will be paid in 2007.

     (b) CONTINGENCIES

         In the normal course of its operations, the Fund is exposed to various claims, disputes and legal proceedings. These disputes often involve numerous uncertainties and the outcome of the individual cases is unpredictable. According to management, their resolution should not have a significant negative impact on the Fund's financial position.

         One of the Fund's subsidiaries is being investigated by the Canadian Competition Bureau for alleged price maintenance by certain of its customers. Management believes that it is unlikely that this investigation would result in any material liability to the Fund.

         In addition to the price maintenance investigation, the Competition Bureau has also indicated its interest in broadening the inquiry, or starting a new inquiry, to investigate whether price fixing or market sharing took place in the 1980's and 1990's in respect of the supply of envelopes market in Canada. While Competition Bureau activity is continuing, management is presently not able to assess or predict the scope or outcome of the current inquiry or any new inquiry that may be commenced and the impact, if any, of such proceedings on the Fund's financial position.

         The Fund exposure toward the above matters is mitigated by the fact that the acquisition agreement of the Fund businesses contains representations and warranties and related indemnities for any liabilities arising before September 30, 2008 from Cenveo in favour of the Fund.

SUPREMEX INCOME FUND

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006


15.  COMMITMENTS, CONTINGENCIES AND GUARANTEES - (CONTINUED)

     (c) GUARANTEES

         In the normal course of business, the Fund has entered into agreements that contain features which meet the definition of a guarantee. These agreements may require the Fund to compensate the counterparties for costs and losses incurred as a result of various events including breaches of representations and warranties, loss of or damages to property, claims that may arise while providing services and environmental liabilities. These agreements provide for indemnification and guarantees to counterparties as follows:

         OPERATING LEASES

         The Fund has general indemnity clauses in many of its real estate leases whereby it, as lessee, indemnifies the lessor against liabilities related to the use of the leased property. These leases mature at various dates through December 2011. The nature of the agreements varies based on the contracts and therefore prevents the Fund from estimating the total potential amount it would have to pay to lessors. Historically, Supremex has not made any significant payments under such agreements, has insurance coverage for certain of the obligations undertaken, and, as at December 31, 2006, the Fund has not recorded any liability associated with these indemnifications.

         BUSINESS DISPOSALS

         As a result of the sale of business operations, shares or net assets, Supremex may occasionally agree to provide indemnity against claims from previous business activities. The nature of these indemnifications prevents the Fund from estimating the maximum potential liability that it could be required to pay to guarantee parties. Historically, Supremex has not made any significant indemnification payments, and, as at December 31, 2006 the Fund has not recorded any liability associated with these indemnifications.

16.  SEGMENTED INFORMATION

     The Fund currently operates in one business segment being the manufacturing and sale of envelopes. The Fund's net assets amounted to $402,750,989 in Canada and $2,241,705 in United States as at December 31, 2006. The Fund's revenue amounted to $124,269,011 in Canada and $22,953,998 in the United States for the 276-day period ended December 31, 2006.

SUPREMEX INCOME FUND

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006


17.  FINANCIAL INSTRUMENTS

     Interest rate and foreign exchange risk

     The Fund is exposed to interest rate risk on its secured credit facilities. The Fund has entered into an interest swap agreement for the full amount of its term credit facility to pay a fixed rate of 5.426% until March 31, 2007, 5.663% from April 1, 2007 to March 31, 2008, 5.866%
     from April 1, 2008 to March 31, 2009, and 6.067% from April 1, 2009 to March 31, 2010. As described in note 3, the Fund accounts for this financial instrument as a hedge. As of December 31, 2006, the mark-to-market on the Fund's interest rate swap is a loss of $914,708.

     The Fund operates in Canada and in the United States which give rise to a risk that its earnings and cash flows may be adversely impacted by fluctuations in the exchange rate between the US and Canadian dollar. In the recent past, purchases and capital expenditures in US dollars were similar to the revenue earned in US dollars which have limited the Fund's foreign exchange exposure. Cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities include balances denominated in US dollars at the end of the period.

     Fair value

     The carrying value of the accounts receivable, accounts payable and accrued liabilities and payable to Cenveo are a reasonable estimate of their fair value because of their short maturity.

     The fair value of the secured credit facilities approximates their carrying value based on market rates available to the Fund for financial instruments with similar risks, term and maturity.

     Credit risk and customer concentration

     The Fund performs ongoing credit evaluation of customer and provisions have been set-up for potential credit losses. As at December 31, 2006, no customer accounted for over 10% of total accounts receivable or revenues.

SUPREMEX INCOME FUND

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006


18.  RELATED PARTY TRANSACTIONS

     The Fund had the following transactions with Cenveo which were conducted in the normal course of business and recorded at the exchange value:

                                                               276-DAY PERIOD
                                                                   ENDED
                                                             DECEMBER 31, 2006
                                                                     $
     --------------------------------------------------------------------------
     Revenue                                                      6,252,219
     Purchases of raw materials                                   1,418,337
     --------------------------------------------------------------------------